Exhibit 99.1

KINGOLD JEWELRY ANNOUNCES FILING EXTENSION FOR FORM 10-Q;

The Company Schedules 2019 First Quarter Financial Results and Conference Call on May 16, 2019

WUHAN CITY, China, May 9, 2019 - Kingold Jewelry, Inc. ("Kingold" or "the Company") (NASDAQ: KGJI), one of China's leading manufacturers and designers of high quality 24-karat gold jewelry, ornaments and investment-oriented products, today announced that the Company has filed Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission on May 7, 2019 to extend the filing of the Company’s Form 10-Q for the three months ended March 31, 2019 for up to an additional 5 calendar days.

The Company filed for an extension due to a delay experienced in finalizing its financial statements and other disclosures in the Form 10-Q. The extension grants the Company until May 15, 2019 to file its Form 10-Q. Complying with this deadline deems the Form 10-Q to be timely filed. The Company expects to release its financial results for the first quarter ended March 31, 2019, after the market closes on Wednesday, May 15, 2019 and will conduct its quarterly conference call to discuss these results at 8:30 a.m. ET on Thursday, May 16, 2019.

Conference Call Details

Thursday, May 16, 2019.

Participant Dial-In Numbers:

(United States):  877-407-9038
(International):  201-493-6742

The conference call will also be webcast live. To listen to the call, please go to the Investor Relations section of Kingold’s website at www.kingoldjewelry.com,

or click on the following:

https://78449.themediaframe.com/dataconf/productusers/kgji/mediaframe/30429/indexl.html

The Company will also have an accompanying slide presentation available in PDF format on its homepage prior to the conference call.

About Kingold Jewelry, Inc.

Kingold Jewelry, Inc. (NASDAQ: KGJI), centrally located in Wuhan City, one of China's largest cities, was founded in 2002 and today is one of China's leading designers and manufacturers of 24-karat gold jewelry, ornaments, and investment-oriented products. The Company sells both directly to retailers as well as through major distributors across China. Kingold has received numerous industry awards and has been a member of the Shanghai Gold Exchange since 2003. For more information, please visit www.kingoldjewelry.com.

Business Risks and Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by words such as “expects,” “believe,” “project,” “anticipate,” or similar expressions. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Forward-looking statements are subject to a number of risks, including those contained in Kingold's SEC filings available at www.sec.gov, including Kingold's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Kingold undertakes no obligation to update or revise any forward-looking statements for any reason.

Company Contact
Kingold Jewelry, Inc.
Bin Liu, CFO
Phone: +1-847-660-3498 (US) / +86-27-6569-4977 (China)

bl@kingoldjewelry.com

INVESTOR RELATIONS COUNSEL
The Equity Group Inc.
Katherine Yao, Senior Associate
Phone: +86-10-6587-6435
kyao@equityny.com